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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 9, 1999


                              THE PMI GROUP, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                     1-13664                   94-3199675
(State of Incorporation)    (Commission File Number)      (I.R.S. Employer
                                                         Identification No.)


           601 Montgomery Street, San Francisco, California         94111
                 (Address of principal executive offices)        (Zip Code)

Registrant's telephone number including area code:  (415) 788-7878


___________________________________________________________________
       (Former name or former address, if changed since last report.)
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Item 5.  Other Events

On June 9, 1999, The PMI Group, Inc., announced that it agreed to acquire MGICA, Ltd., the second largest mortgage insurance company in Australia, from AMP, a major Australian provider of insurance and financial services. A copy of the Company's press release dated June 9, 1999 announcing such transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In the Transaction Fact Sheet, attached to the press release, management made several statements that are subject to numerous assumptions. The statements regarding PMI's estimate of the transaction effect on The PMI Group, Inc., that earnings per share is expected to be approximately $0.10 - 0.15 per share for 1999 (based on an assumed mid-July closing) and approximately $0.36-0.39 per share for 2000, are forecasts that are necessarily based on assumptions about, and estimates of future events that may or may not occur. The assumptions underlying the effect of the MGICA transaction on the PMI Group, Inc.'s earnings per share are set forth in the "Financial Highlights" section of the Transaction Fact Sheet. Past results are not necessarily representative of future results. The outcome of such future events may depend in part on the factors set forth in the cautionary statement contained in the Press Release. The information relating to expected earnings per share is provided as of the date reported and PMI does not take any responsibility for providing updates regarding changes occurring after such date.


Item 7.  Financial statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

             The following exhibits are filed with this report:

Exhibit No.  Description

99.1         Press Release dated June 9, 1999

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              The PMI Group, Inc.
                              (Registrant)

June 9, 1999                  By: /s/ John M. Lorenzen
                                  John M. Lorenzen, Jr.
                                  Executive Vice President,
                                  Chief Financial Officer
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                              EXHIBIT INDEX


Exhibit No.     Description

99.1            Press Release dated June 9, 1999